Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Dun & Bradstreet Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, NJ

March 19, 2008